Exhibit 10.2

Execution Version

STOCKHOLDERS AGREEMENT

by and among

AMPLIFY ENERGY CORP.

and

CONTRIBUTION LLCs

and

THE HOLDERS PARTY TO THIS AGREEMENT

Dated as of May 4, 2017

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STOCKHOLDERS AGREEMENT

THIS STOCKHOLDERS AGREEMENT (this “Agreement”), dated as of May 4, 2017, is entered into by and among (i) Amplify Energy Corp., a Delaware corporation (the “Company”), (ii) Amplify Energy Contribution LLC A, (iii) Amplify Energy Contribution LLC B, (iv) Amplify Energy Contribution LLC C, (v) Amplify Energy Contribution LLC D, (vi) Amplify Energy Contribution LLC E (the parties in (ii) – (vi), collectively, the “Contribution LLCs” and each a “Contribution LLC”), (vii) each of the persons listed on Annex A hereto (the “Unsecured Noteholders”), and (viii) any other Person who shall at any time be a party to or bound by this Agreement (each such Person, together with the Contribution LLCs and Unsecured Noteholders, the “Holders”) as a result of the execution and delivery to the Company of a Joinder substantially in the form attached as Annex B (a “Joinder”), in accordance with the terms hereof.

RECITALS:

WHEREAS, pursuant to the Plan of Reorganization (the “Plan”) of Memorial Production Partners LP and certain of its subsidiaries under Chapter 11 of Title 11 of the United States Code approved by the United States Bankruptcy Court for the Southern District of Texas, Houston Division on April 14, 2017, the Company and Holders desire to enter into this Agreement with respect to the rights, priorities and obligations set forth herein; and

WHEREAS, each of (i) the Company, (ii) the Contribution LLCs and (iii) the Unsecured Noteholders desires to enter into this Agreement with respect to the rights, priorities and obligations set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Company and each of the other parties hereto hereby agree as follows:

ARTICLE 1

DEFINITIONS; INTERPRETATION

Section 1.1    Definitions. As used in this Agreement, the following terms have the following meanings:

“75% Holders” means Holders then beneficially owning, in the aggregate, at least 75% of all outstanding shares of Common Stock held by all the Holders.

“Affiliate” of any particular Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person.

“beneficially owned,” “beneficial ownership” and similar phrases have the same meanings as such terms have under Rule 13d-3 and 13d-5 (or any successor rule then in effect) promulgated under the Securities Exchange Act of 1934, as amended, except that in calculating the beneficial ownership of any Person, such Person shall be deemed to have beneficial ownership of all securities that such Person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The calculation of beneficial ownership for a Person shall also include any Related Fund of such Person.

“Board” means the board of directors of the Company.

“Common Stock” means the common stock, par value $0.0001 per share, of the Company.

“Competitor” means a competitor of the Company as determined by the Board acting in good faith.

“control” (including the terms “controlling,” “controlled by” and “under common control with”) means, unless otherwise noted, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting shares, by contract, or otherwise.

“Effective Date” shall have the meaning given to such term in the Plan.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity or any department, agency or political subdivision thereof or any other entity.

“Related Fund” means any fund, account or investment vehicle controlled, managed, advised or sub-advised by a Person, an Affiliate of such Person or the same investment manager, advisor or subadvisor of such Person or an Affiliate of such investment manager, advisor or subadvisor.

“Requisite Holders” means any of the Contribution LLCs, the Unsecured Noteholders, or any other holder of Common Stock party to this Agreement, who, in the aggregate, beneficially own at least 10% of the outstanding shares of Common Stock.

“Transfer” means, any direct or indirect, voluntary or involuntary, sale, transfer, assignment, encumbrance or other disposition by operation of law or otherwise.

Section 1.2    Other Definitional and Interpretative Provisions. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Annexes and Schedules are to Articles, Sections and Annexes of this Agreement unless otherwise specified. All Annexes annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Annex but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or

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“including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any law include all rules and regulations promulgated thereunder. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

ARTICLE 2

SALE SUPPORT ARRANGEMENTS

Section 2.1    Request for Cooperation. At any time and from time to time on or following the Effective Date, the Requisite Holders may, by notice in writing (“Transfer Notice”), inform the Company regarding a proposed Transfer of shares of Common Stock. Each Transfer Notice shall specify (i) the number of shares of Common Stock proposed to be sold, and (ii) the identity of the proposed transferees (if known) (the “Proposed Transferee”).

Section 2.2    Cooperation by the Company. Upon receipt of a Transfer Notice, the Company shall, and shall cause its subsidiaries to, use commercially reasonable efforts to cooperate with the Requisite Holders and the Proposed Transferee in connection with the proposed Transfer, including (i) providing, and causing each subsidiary to provide, the Requisite Holders and the Proposed Transferee, their counsel, financial advisors, auditors and other authorized representatives reasonable access during normal business hours to the books and records, financial and operating data and such other information of the Company and its subsidiaries as may reasonably be requested in connection with such sale in order to allow the Proposed Transferee and their representatives to conduct a reasonable and customary due diligence review and (ii) instructing the employees, counsel and financial advisors of the Company or any subsidiary to cooperate with the Proposed Transferee in its investigation of the Company or any subsidiary (including by participating in a reasonable number of due diligence sessions upon prior notice); provided, that (A) any cooperation shall not unreasonably interfere with the conduct of the business of the Company or any subsidiary, (B) any information of a confidential or proprietary nature shall only be made available to the Proposed Transferee upon the execution of customary confidentiality agreements in favor of, and satisfactory to, the Company, (C) the Company shall not be required to incur any out-of-pocket expenses in excess of $25,000 in connection with any Transfer Notice unless such additional expenses are reimbursed by the Requisite Holders or the Prospective Transferee, (D) the Company shall not be required to extend such cooperation with respect to more than two Transfer Notices in any twelve-month period, and three Transfer Notices in the aggregate, and (E) this Agreement shall not require the Company to extend any such cooperation to any Proposed Transferee that is a Competitor.

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For the avoidance of doubt, any such commercially reasonable efforts of the Company shall not include any requirement (i) of the management team of the Company and its subsidiaries (or any other employee or representative of the Company) to participate in road shows, (ii) to provide any opinions or comfort letters with respect to any information made available to the Prospective Transferee, or (iii) to take any other action customary for a registered offering. For the avoidance of doubt, nothing in this Agreement shall be deemed to impose any restriction upon the ability of any stockholder of the Company to transfer its shares of Common Stock.

ARTICLE 3

MISCELLANEOUS

Section 3.1    Termination. All rights and obligations of the Company and the Holders set forth in this Agreement shall terminate automatically upon the earlier of (a) the date the Common Stock is listed on a national securities exchange (which, for the avoidance of doubt, does not include an “over-the-counter” system or network) in the United States and (b) the consummation of the first public offering and sale of Common Stock by the Company (other than on Forms S-4 or S-8 or their equivalent), pursuant to an effective registration statement under the Securities Act of 1933, as amended. A Holder shall cease to have any rights or obligations under this Agreement for so long as it does not own any shares of Common Stock.

Section 3.2    Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when (i) delivered personally to the recipient, (ii) e-mailed or sent by facsimile to the recipient, or (iii) one business day after being sent to the recipient by reputable overnight courier service (charges prepaid). Such notices, demands and other communications shall be sent to the Company at the address set forth below and to any Holder at the address set forth on the signature page hereto (with copies sent at the address set forth below), or at such address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party.

The Company’s address is:

500 Dallas Street, Suite 1600

Houston, Texas 77002

Attention: Jason Childress, Esq.

Facsimile: (713) 490-8901

with copies to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

Attention:    Gary T. Holtzer

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  Joseph H. Smolinsky

Facsimile:     212-310-8007

Email:           gary.holtzer@weil.com

                       joseph.smolinsky@weil.com

Copies of notices to the Holders shall be sent to:

Davis Polk & Wardwell LLP

1600 El Camino Real

Menlo Park, California 94025

Attention:	Brian M. Resnick
Kirtee Kapoor
Facsimile:	650-752-2114
Email:	brian.resnick@davispolk.com
kirtee.kapoor@davispolk.com

If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the State of New York or the jurisdiction in which the Company’s principal office is located, the time period shall automatically be extended to the business day immediately following such Saturday, Sunday or legal holiday.

Section 3.3    Governing Law. This Agreement and the exhibits, attachments and annexes hereto shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) to the extent such rules or provisions would cause the application of the laws of any jurisdiction other than the State of New York.

Section 3.4    Submission to Jurisdiction. Any action, suit or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby must be brought in the United States District Court for the Southern District of New York or any New York state court, in each case, located in the Borough of Manhattan, and each party consents to the exclusive jurisdiction and venue of such courts (and of the appropriate appellate courts therefrom) in any such action, suit or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such, action, suit or proceeding in any such court or that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 3.5    Waiver of Jury Trial. Each of the parties to this Agreement hereby agrees to waive its respective rights to a jury trial of any claim or cause of action based upon or arising out of this Agreement.

Section 3.6    Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto (including any

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trustee in bankruptcy) whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of shares of Common Stock are also for the benefit of, and enforceable by, any subsequent holder of Common Stock. No assignment or delegation of this Agreement by the Company, or any of the Company’s rights, interests or obligations hereunder, shall be effective without the prior written consent of 75% Holders. For the avoidance of any doubt, each Contribution LLC may assign any and all of its rights under this Agreement to its members at any time, subject, in the case of each such member, to such member’s agreement to be bound by the terms of this Agreement by its execution and delivery of a Joinder.

Section 3.7    Counterparts. This Agreement may be executed in one or more counterparts, and may be delivered by means of facsimile or electronic transmission in portable document format (“pdf”), each of which shall be deemed to be an original and shall be binding upon the party who executed the same, but all of such counterparts shall constitute the same agreement.

Section 3.8    Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 3.9    Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached. It is accordingly agreed that, in addition to any other applicable remedies at law or equity, the parties shall be entitled to an injunction or injunctions, without proof of damages, to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement. Each party hereto agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that (i) the other party has an adequate remedy at law or (ii) an award of specific performance is not an appropriate remedy for any reason at law or in equity. Each of the parties hereto hereby waives (i) any defenses in any action for specific performance, including the defense that a remedy at law would be adequate and (ii) any requirement under any law to post a bond or other security as a prerequisite to obtaining equitable relief.

Section 3.10    No Waivers; Amendments. (a) No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any party at law or in equity or otherwise.

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(b)    Any provision of this Agreement may be amended or waived if, but only if, (i) such amendment or waiver makes specific reference to this Agreement and (ii) (A) in the case of an amendment, such amendment is signed by the Company and 75% Holders and (B) in the case of a waiver, such waiver is signed by the Person against whom it is to be enforced; provided that a waiver on behalf of all Holders may only be given by 75% Holders. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each party to this Agreement, regardless of whether such party has signed such amendment or waiver, and each then current and future holder of shares of Common Stock.

Section 3.11    Further Assurances. Each of the parties hereto shall execute all such further instruments and documents and take all such further action as any other party hereto may reasonably require in order to effectuate the terms and purposes of this Agreement.

Section 3.12    Entire Agreement. This Agreement and any certificates, documents, instruments and writings that are delivered pursuant hereto, represent the complete agreement among the parties hereto as to all matters covered hereby, and supersedes any prior agreements or understandings among the parties.

[Signature Pages Follow]

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SIGNATURES TO STOCKHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the date first written above.

AMPLIFY ENERGY CORP.

By:	/s/ Robert L. Stillwell, Jr.
Name:	Robert L. Stillwell, Jr.
Title:	Authorized Signatory

[Signature Page to Stockholders Agreement]

AMPLIFY ENERGY CONTRIBUTION LLC A:

By:	/s/ Brian Meyer
Name:	Brian Meyer
Title:	Authorized Person

[Signature Page to Stockholders Agreement]

AMPLIFY ENERGY CONTRIBUTION LLC B:

By:	/s/ Patrick Criscillo
Name:	Patrick Criscillo
Title:	CFO

[Signature Page to Stockholders Agreement]

AMPLIFY ENERGY CONTRIBUTION LLC C:

By:	/s/ Christopher L. Ramsay
Name:	Christopher L. Ramsay
Title:	Authorized Signatory

[Signature Page to Stockholders Agreement]

AMPLIFY ENERGY CONTRIBUTION LLC D:

By:	/s/ Christopher Hamm
Name:	Christopher Hamm
Title:	Authorized Signatory

[Signature Page to Stockholders Agreement]

AMPLIFY ENERGY CONTRIBUTION LLC E:

By:	/s/ John J. Fosina
Name:	John J. Fosina
Title:	Chief Financial Officer

Annex-A

Unsecured Noteholders

Annex-B

Form of Joinder

THIS JOINDER AGREEMENT is made and entered into by the undersigned with reference to the following facts:

Reference is made to the Stockholders Agreement, dated as of [●], 2017, as amended (the “Stockholders Agreement”), by and among Amplify Energy Corp. (the “Company”) and the other parties thereto. Capitalized terms used but not defined in this Joinder Agreement shall have the meanings ascribed thereto in the Stockholders Agreement.

As a condition to the acquisition of rights under the Stockholders Agreement in accordance with the terms thereof, the undersigned agrees as follows:

1.    The undersigned hereby agrees to be bound by the provisions of the Stockholders Agreement and undertakes to perform each obligation as if it were an original signatory thereto in such capacity.

2.    This Joinder Agreement shall bind, and inure to the benefit of, the undersigned hereto and its respective devisees, heirs, personal and legal representatives, executors, administrators, successors and assigns.

3.    This Joinder Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) to the extent such rules or provisions would cause the application of the laws of any jurisdiction other than the State of New York.

[Signature Page Follows]

[NAME OF JOINING PARTY]:

By:

Name:
Title:

ADDRESS:

[ADDRESS] Attention: [●] Facsimile No.: [●] Email: [●]